UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

MOJO DATA SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2105 Plantation Village Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY 10004

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2013, MOJO Data Solutions, Inc., a Puerto Rico corporation (the “Company”), and Mobile Data Systems, Inc., a New York corporation (“MDS”), executed an amendment (the “Amendment”) to that certain Asset Purchase Agreement, dated September 27, 2013 (“Agreement”), and described in a Form 8-K filed by the Company on September 30, 2013.

Pursuant to the Amendment, the date by which the Company is required to consummate the acquisition was extended from November 20, 2013 to January 31, 2014 under Section 1.5 of the Agreement. Also pursuant to the Amendment, the date after which either party may terminate the Agreement was extended from November 21, 2014 to February 1, 2014 under Section 7.1.2 of the Agreement.

The remaining terms of the Agreement have not been amended and remain in full force and effect.

The Amendment is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment, dated November 19, 2013, to that certain Asset Purchase Agreement, dated September 27, 2013, by and between Mobile Data Systems, Inc., as Seller, and MOJO Data Solutions, Inc., as Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: November 19, 2013	By:	/s/ JOSEPH SPITERI
Joseph Spiteri President, Chief Executive Officer, Secretary and Treasurer (Principal Executive Officer)